Exhibit 10.1

THIRD FORBEARANCE AGREEMENT
This THIRD FORBEARANCE AGREEMENT (this "Agreement"), dated as of October 7, 2015, is by and between Essex Crane Rental Corp., a Delaware corporation ("Borrower"), Essex Holdings, LLC, a Delaware limited liability company ("Parent"; and together with Borrower, collectively, the "Loan Parties"), and Wells Fargo Capital Finance, LLC, in its capacity as agent under the Credit Agreement defined below ("Agent"), and all Lenders under such Credit Agreement.
R E C I T A L S:
WHEREAS, Agent, Lenders, Borrower, and Parent have entered into certain financing arrangements pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of May 13, 2014 (as amended, supplemented, extended, renewed, restated, replaced, or otherwise modified, the "Credit Agreement");
WHEREAS, Agent, Lenders, and Borrower have entered into that certain Forbearance Agreement dated as of August 20, 2015 (as amended, supplemented, extended, renewed, restated, replaced, or otherwise modified, the "First Forbearance Agreement"), pursuant to which Agent and Lenders agreed to forbear from exercising certain of their rights and remedies and provide certain further Loans and other financial accommodations to Borrower solely for the period and on the terms and conditions specified therein, and which forbearance period has expired as of September 11, 2015;
WHEREAS, Agent, Lenders, and Borrower have entered into that certain Second Forbearance Agreement dated as of September 15, 2015 (as amended, supplemented, extended, renewed, restated, replaced, or otherwise modified, the "Second Forbearance Agreement"), pursuant to which Agent and Lenders agreed to forbear from exercising certain of their rights and remedies and provide certain further Loans and other financial accommodations to Borrower solely for the period and on the terms and conditions specified therein, and which forbearance period has expired as of October 2, 2015;
WHEREAS, as of the date hereof, Events of Default under the Credit Agreement and the other Loan Documents have occurred and are continuing or are expected to occur and be continuing;
WHEREAS, Loan Parties have requested that, subject to the terms and conditions of this Agreement, Agent and Lenders forbear from exercising their rights as a result of such Events of Default, and that Lenders agree to provide further Loans and other financial accommodations to Loan Parties notwithstanding such Events of Default; and
WHEREAS, Agent and Lenders are willing to agree to forbear from exercising certain of their rights and remedies and provide certain further Loans and other financial accommodations to Loan Parties solely for the period and on the terms and conditions specified herein.
NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties, and covenants contained herein, the parties hereto agree as follows:
SECTION 1. DEFINITIONS
1.1.    Interpretation. All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Credit Agreement unless otherwise defined herein. The foregoing recitals, together with all exhibits attached hereto, are incorporated by this reference and made a part of this Agreement. Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement.
1.2.    Additional Definitions. As used herein, the following terms will have the respective meanings given to them below:
(a)"Budget" shall mean a rolling, 13-week cash flow projection (including, without limitation, projected expenses, revenues, collections, and loan balances) of Borrower and its Subsidiaries, on a consolidated and consolidating basis, prepared and approved by the CRO (as defined in Section 4.4), together with all amendments, supplements, and other modifications thereto proposed by the CRO on behalf of Borrower (and any Subsidiaries of Borrower) and agreed to by Agent in writing from time to time. The Budget in effect as of the date hereof is attached at Exhibit A.
(b)"Existing Defaults" means, collectively, the Events of Default identified on Exhibit B hereto.

Exhibit 10.1

(c)"Forbearance Period" means the period commencing on the date hereof and ending on the date which is the earliest of (i) November 13, 2015, (ii) upon written notice from and at the election of Agent, the occurrence or existence of any Event of Default, other than the Existing Defaults and any Event of Default giving rise to a Termination Event, or (iii) the occurrence of any Termination Event.
(d)"Initial Overadvance" has the meaning ascribed thereto in Section 2.1 of this Agreement.
(e)“Maximum Permissible Overadvance” means the sum of the Initial Overadvance, the Overadvance Variance, and the Permissible Dispositions Sales Tax Amount.
(f)“Overadvance Variance” means $1,368,567.
(g)“Permitted Dispositions Sales Tax Amount” means the sales, use or excise taxes (or equivalent taxes) arising on account of a sale of Collateral in a Permitted Disposition that are paid or will be concurrently paid by the Borrower with proceeds of Revolving Loans.
(h)"Termination Event" means (i) the initiation of any action by any Loan Party or any Releasing Party (as defined herein) to invalidate or limit the enforceability of any of the acknowledgments set forth in Section 2, the release set forth in Section 7.6 or the covenant not to sue set forth in Section 7.7 or (ii) the occurrence of an Event of Default under Sections 8.4 or 8.5 of the Credit Agreement.
SECTION 2. ACKNOWLEDGMENTS
2.1.    Acknowledgment of Obligations. Each Loan Party hereby acknowledges, confirms, and agrees that as of the close of business on October 6, 2015: (a) Borrower is indebted to the Revolving Lenders in respect of the Revolving Loans in the principal amount of $120,527,586.97, (b) Borrower is indebted to the Term Lenders in respect of the Term Loan in the principal amount of $30,000,000.00 plus $690,173.40 in PIK interest, and (c) Borrower is indebted to Issuing Bank in respect of the Letter of Credit Usage in the principal amount of $24,630.00.  Each Loan Party hereby acknowledges, confirms, and agrees that all such Obligations (of which not less than $32,083,561.00 constituted an Overadvance as of the close of business on October 6, 2015, calculated using Collateral values reported by Borrower as of August 31, 2015 (the "Initial Overadvance"), together with interest accrued and accruing thereon, and all fees, costs, expenses, and other charges now or hereafter payable to Agent or Lenders, in each case in accordance with the terms of the Loan Documents, are unconditionally owing by each Loan Party, without offset, defense, or counterclaim of any kind, nature, or description whatsoever.
2.2.    Acknowledgment of Security Interests. Each Loan Party hereby acknowledges, confirms, and agrees that Agent has, and will continue to have, valid, enforceable, and perfected first-priority continuing Liens upon and security interests in the Collateral heretofore granted to Agent, for the benefit of Agent and Lenders, pursuant to the Guaranty and Security Agreement and the other Loan Documents or otherwise granted to or held by Agent, for the benefit of Agent and Lenders.
2.3.    Binding Effect of Documents. Each Loan Party hereby acknowledges, confirms and agrees that: (a) this Agreement constitutes a Loan Document; (b) each of the Credit Agreement and the other Loan Documents to which it is a party has been duly executed and delivered to Agent by such Loan Party, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto; (c) the agreements and obligations of such Loan Party contained in such documents and in this Agreement constitute legal, valid, and binding Obligations, enforceable in accordance with their respective terms, and such Loan Party has no valid defense to the enforcement of such Obligations; (d) Agent and Lenders are and will be entitled to the rights, remedies, and benefits provided for under the Credit Agreement and the other Loan Documents and applicable law; and (e) during the Forbearance Period, such Loan Party shall comply with all limitations, restrictions, or prohibitions that would otherwise be effective or applicable under the Credit Agreement or any of the other Loan Documents during the continuance of any Event of Default, and except to the extent expressly provided otherwise in this Agreement, any right or action of such Loan Party set forth in the Credit Agreement or the other Loan Documents that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Existing Defaults.
SECTION 3. FORBEARANCE IN RESPECT OF EXISTING DEFAULTS
3.1.    Acknowledgment of Default. Each Loan Party hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing (or are expected to occur and be continuing), each of which constitutes (or will constitute) an Event of Default and entitles Agent and Lenders to exercise their respective rights and remedies under the Credit Agreement and the other Loan Documents, applicable law, or otherwise. Each Loan Party represents and warrants that as of the date hereof, no Events of Default exist other than the Existing Defaults. Each Loan Party hereby acknowledges and agrees that Agent and Lenders

Exhibit 10.1

have the exercisable right to declare the Obligations to be immediately due and payable under the terms of the Credit Agreement and the other Loan Documents based on the Existing Defaults. Each Loan Party acknowledges that, immediately prior to the effectiveness of this Agreement, Revolving Lenders are no longer obligated to make any further Revolving Loans as a result of the Existing Defaults.
3.2.    Forbearance.
(a)In reliance upon the representations, warranties, and covenants of Loan Parties contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Agent and Lenders agree to forbear during the Forbearance Period from exercising their respective rights and remedies under the Credit Agreement, other Loan Documents, and applicable law in respect of the Existing Defaults.
(b)Upon the expiration or termination of the Forbearance Period, the agreement of Agent and Lenders to forbear will automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Agent and Lenders to exercise immediately all rights and remedies under the Credit Agreement and the other Loan Documents and applicable law, including, but not limited to, (i) ceasing to make any further Revolving Loans or issuing any further Letters of Credit and (ii) accelerating all of the Obligations under the Credit Agreement and the other Loan Documents, in all events, without any further notice to Loan Parties, passage of time, or forbearance of any kind.
3.3.    No Waivers; Reservation of Rights.
(a)Agent and Lenders have not waived, are not by this Agreement waiving, and have no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and Agent and Lenders have not agreed to forbear with respect to any of their rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth herein) occurring at any time.
(b)Subject to Section 3.2 above (solely with respect to the Existing Defaults), Agent and Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Credit Agreement and the other Loan Documents as a result of any other Events of Default occurring at any time. Agent and Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies.
3.4.    Additional Events of Default. The parties hereto acknowledge, confirm, and agree that any misrepresentation by any Loan Party, or any failure of any Loan Party to comply with the covenants, conditions and agreements contained in this Agreement will constitute an immediate default under this Agreement and an immediate Event of Default under the Credit Agreement and the other Loan Documents. Notwithstanding the existence of the Forbearance Period, in the event that any Person, other than Agent or Lenders, at any time exercises for any reason (including, without limitation, by reason of any Existing Defaults, any other present or future Event of Default, or otherwise) any of its rights or remedies against any Loan Party or any other obligor providing credit support for the Obligations, or against any Loan Party's or such other obligor's properties or assets, in each case, of the type that would constitute an Event of Default under the terms and provisions of the Credit Agreement and the other Loan Documents, then such occurrence shall also be deemed to constitute an immediate Event of Default hereunder and under the Credit Agreement and the other Loan Documents.
SECTION 4. CERTAIN AGREEMENTS AND COVENANTS
4.1.    Forbearance Period Revolving Loans. Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, each Loan Party acknowledges and agrees that, during the Forbearance Period, Borrower shall only be entitled to request, the Revolving Lenders agree to make, and the Term Lenders consent to the Revolving Lenders making Revolving Loans constituting Extraordinary Advances (a) to the extent necessary to enable Borrower to pay the expenses set forth in the Budget as and when such expenses are due and payable, (b) to the extent the aggregate Overadvance at any time outstanding under the Credit Agreement does not exceed the Maximum Permissible Overadvance, and (c) subject to Loan Parties' timely compliance with the terms and provisions of this Agreement. For purposes of this Section 4.1, the Overadvance shall be calculated (i) without regard to any interest which accrues on Obligations, but is not paid, during the Forbearance Period, and (ii) such that the Borrowing Base shall not be deemed modified to remove any Collateral sold pursuant to a Permitted Disposition (other than a Permitted Disposition in connection with the "September Auctions" as defined in the Second Forbearance Agreement) and the Obligations shall not be deemed reduced by the amount of proceeds received on account of each such Permitted Disposition.

Exhibit 10.1

4.2.     Budget Compliance.
(a)During the Forbearance Period, except as otherwise provided herein or approved by the Agent, in its Permitted Discretion, the Borrower shall not, with respect to each period commencing on the date hereof and ending on a Saturday during the Forbearance Period (A) permit the actual aggregate disbursements to exceed the aggregate amount of disbursements in the Budget for such period by more than the Permitted Variance, and (B), permit the actual aggregate cash receipts (excluding Revolving Loans made in accordance with this Agreement) to be less than the aggregate amount of such cash receipts in the Budget for such period by more than the Permitted Variance.
(b)For purposes of this section “Permitted Variance” means (a) with respect to the Borrower’s cash receipts (excluding any Permitted Dispositions Sales Tax Amounts collected by Borrower), an unfavorable variance of fifteen percent (15%) during the Forbearance Period on a cumulative basis, and (b) with respect to the Borrower’s cash disbursements (excluding any Permitted Dispositions Sales Tax Amounts remitted by Borrower), an unfavorable variance of ten percent (10%) on a cumulative basis.
4.3.    Weekly Reconciliation Reports.  The CRO shall furnish to Agent on Tuesday of each week during the Forbearance Period a detailed report, in form and substance satisfactory to Agent ("Weekly Reconciliation Report"), that (a) updates the Budget from the prior week to add an additional week to the Budget, (b) reconciles Borrower's actual performance for the week ended the preceding Friday with Borrower's projected performance pursuant to the previous week's Budget, which report shall include, without limitation, a detailed calculation of the variances between Borrower's actual and projected collections, disbursements, and revenues, and (c) includes a report from the CRO and Borrower's management setting forth detailed explanations for variances in actual results as compared to forecasted performance under the Budget.
4.4.    Chief Restructuring Officer.
(a)Borrower has appointed and engaged Mr. Stephen Gray of Gray & Co. as the full-time chief restructuring officer of Borrower (the "CRO"), pursuant to the terms of an engagement agreement dated as of September 23, 2015 (as amended or otherwise modified from time to time in form and substance satisfactory to Agent in writing, the "CRO Engagement Agreement"). Borrower covenants and agrees to keep the CRO Engagement Agreement in place and to modify or replace such agreement only upon terms satisfactory in form and substance to Agent in its Permitted Discretion.
(b)Borrower shall cause the CRO to provide Agent, Lenders, and the Agent-Related Persons with such information and reports, and, upon reasonable prior notice to both Borrower and the CRO, to make itself available for discussions with Agent and Lenders during normal business hours regarding Borrower and its financial condition, businesses, assets, liabilities, prospects (including, without limitation, as to repayment of the Obligations), restructuring efforts, and strategic transactions, all as Agent and Lenders may reasonably request from time to time. Borrower may participate in such discussions at the times designated by Agent, Lenders, and Agent-Related Persons pursuant to the immediately preceding sentence, provided that Borrower’s failure to elect to do so shall not prevent Agent, Lenders and Agent-Related Persons from proceeding with such discussions.
(c)All fees and expenses of the CRO shall be solely the responsibility of Borrower, and in no event shall Agent or Lenders have any liability or responsibility with respect to the CRO (including, without limitation, as to the payment of the CRO's fees or expenses), and Agent and Lenders shall not have any obligation or liability to Borrower, the CRO, or any other Person by reason of any acts or omissions of the CRO.
(d)It will constitute an immediate Event of Default under this Agreement, and an Event of Default under the Credit Agreement and the other Loan Documents, if, at any time, and for any reason, (i) the terms of the CRO Engagement Agreement are modified in a manner not acceptable to Agent in its Permitted Discretion, or (ii) the CRO resigns, is suspended, or has his services materially modified, or is terminated at any time during the Forbearance Period and is not replaced by another CRO acceptable to Agent in its Permitted Discretion on terms acceptable to Agent in its Permitted Discretion, within three (3) Business Days after the date on which the CRO resigns, is suspended, or has his services materially modified, or is terminated.
(e)Borrower agrees that, from and after the date hereof, all requests for any Loans, any Letters of Credit, or any other financial accommodations, and all communications relating to same, from Borrower to Agent or any Lender shall be communicated by the CRO on behalf of Borrower (or by another representative of Borrower expressly designated by the CRO it being expressly understood that such representative may be an employee of Borrower).
(f)Notwithstanding any terms of the Credit Agreement or of any other Loan Document to the contrary, the CRO constitutes an "Authorized Person" as defined in the Credit Agreement.

Exhibit 10.1

4.5.    Restricted Payments; Affiliate Transactions. Notwithstanding anything in the Credit Agreement or any other Loan Documents to the contrary, during the Forbearance Period, Borrower will not make or agree to make any Restricted Payments, or any payments otherwise permitted under Section 6.10(b) of the Credit Agreement, other than as may be set forth in the Budget.
4.6.    Sale-Leaseback Transaction. During the Forbearance Period, the Borrower shall continue to engage Cushman & Wakefield (the “Broker”) to investigate opportunities to monetize the Real Property. The Borrower agrees to provide the Agent with (a) any materials prepared by the Broker in connection with the marketing of the Real Property, (b) the list of prospects identified by the Broker, and (c) any letters of intent or offers received by the Borrower with respect to any offer to purchase the Real Property.
4.7.    Revolving Loan Default Rate; Application of Payments and Proceeds. Notwithstanding anything to the contrary, Borrower has requested, and Agent and Lenders hereby agree solely during the Forbearance Period (A) for so long as (during such Forbearance Period) the Priority Obligations remain outstanding, that no payments or proceeds of Collateral received by Agent in respect of the Obligations shall be applied to the Term Loans or interest accruing thereon (it being understood that such Obligations related to the Term Loans (including interest computed at the default rate of interest) shall continue to accrue during such period), and (B) that the portion of default interest or Letter of Credit fees accruing on the Revolving Loans and Letters of Credit under Section 2.6(c) of the Credit Agreement shall not accrue as of October 1, 2015 and for the term of the Forbearance Period. For the avoidance of doubt, such agreements by Agent and Lenders shall be without prejudice to their respective rights and remedies after the expiration or termination of the Forbearance Period.
4.8.    Additional Collateral Updates. During the Forbearance Period, Borrower will (a) notify Agent of any written letters of intent, indications of interest, offers and agreements related to any sale or other disposition of any assets of Borrower, in each case, promptly upon Borrower becoming aware of same, and (b) provide Agent with such updates and reports relating to the foregoing as and when Agent may reasonably request from time to time.
4.9.    Restructuring Plan. On or before October 30, 2015, the CRO shall deliver to the Agent its plan reflecting potential operational restructuring alternatives and asset disposition plans for maximizing the Borrower’s value. On or before November 6, 2015 (subject to availability of the Agent and Lenders), the CRO shall make a presentation to the Agent and Lender regarding such plan and provide such information and responses as may be reasonably requested by Agent and Lenders in connection therewith.
4.10.    Equipment Leases.  Prior to the end of the Forbearance Period, Borrower agrees to use commercially reasonable efforts to deliver documentation to Agent, in form and substance acceptable to Agent, evidencing that all Equipment Leases (including, without limitation, those between (i) Borrower and Bechtel Equipment Operations, and (ii) Borrower and PCL Civil Constructors, Inc. acknowledge Agent's security interest in the Collateral).
4.11.    Landlord Waivers.  Prior to the end of the Forbearance Period, Borrower agrees to use commercially reasonable efforts to deliver to Agent, in form and substance satisfactory to Agent, executed landlord waivers with respect to all leased locations (not including the Chief Executive Office) described in the Collateral Questionnaire delivered to Agent pursuant to the Second Forbearance Agreement.
4.12.    Other Covenants. The Loan Parties agree to comply with such other covenants specified in Exhibit D attached hereto as if fully set forth herein.
SECTION 5. REPRESENTATIONS AND WARRANTIES
5.1.    Representations in the Credit Agreement and the Other Loan Documents. Each of the representations and warranties made by or on behalf of any Loan Party to Agent or any Lender in the Credit Agreement or any of the other Loan Documents was true and correct in all material respects when made, and is, except (a) for the Existing Defaults (or the facts and circumstances resulting therein), (b) to the extent updated by amended and restated disclosure schedules provided to the Agent and certified by an officer of Borrower, or (c) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, true and correct in all material respects on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by such Loan Party on the date hereof and in this Agreement; provided, that all such foregoing materiality modifiers shall not apply in respect of those representations and warranties that by their terms are subject to conditions of materiality under the Credit Agreement. All of the information contained in the schedules attached to the Loan Documents remains true and correct in all material respects, except to the extent (i) such schedules were updated pursuant to the Collateral Questionnaire delivered to the Agent on September 20, 2015 or (ii) otherwise updated pursuant to replacement schedules provided to the Agent in connection with this Agreement.

Exhibit 10.1

5.2.    Binding Effect of Documents. This Agreement has been duly authorized, executed, and delivered to Agent and Lenders by each Loan Party, is enforceable in accordance with its terms, and is in full force and effect.
5.3.    No Conflict. The execution, delivery, and performance of this Agreement by Loan Parties will not violate any requirement of law or contractual obligation of any Loan Party where any such violation could individually or in the aggregate reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their properties or revenues (other than Lien of Agent or Permitted Liens).
SECTION 6. CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT
Unless otherwise specified herein, the terms and provisions of this Agreement will be effective immediately upon satisfaction or existence of all of the following conditions:
(a)Agent's receipt of this Agreement, duly authorized, executed, and delivered by all Lenders and all Loan Parties;
(b)Borrower's reimbursement of all costs and expenses of Agent and Lenders reimbursable pursuant to the terms of the Loan Documents, incurred and invoiced on or prior to the closing date of this Agreement;
(c)Agent's receipt from Parent of a duly executed and delivered Consent and Reaffirmation in the form as attached as Exhibit C;
(d)Agent's receipt from each Loan Party of evidence of their respective corporate authority to execute, deliver, and perform their respective obligations under this Agreement and all other agreements and documents executed in connection therewith; and
(e)No Default or Event of Default (other than the Existing Defaults) shall have occurred and be continuing.
SECTION 7. MISCELLANEOUS
7.1.    Continuing Effect of Loan Documents. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement or any other Loan Document are intended or implied by this Agreement and in all other respects the Credit Agreement and the other Loan Documents hereby are ratified, restated, and confirmed by all parties hereto as of the date hereof. To the extent of any conflict between the terms of this Agreement, the Credit Agreement, and the other Loan Documents, the terms of this Agreement will govern and control. The Credit Agreement and this Agreement will be read and construed as one agreement.
7.2.    Costs and Expenses. Borrower reaffirms and acknowledges its obligations to pay Lender Group Expenses pursuant to Section 2.5 of the Credit Agreement, including, without limitation, all fees, costs, and expenses incurred by Agent in connection with the preparation, negotiation, execution, delivery, or enforcement of this Agreement.
7.3.    Further Assurances. At Borrower's expense, the parties hereto will execute and deliver such additional documents and take such further action as may be necessary or reasonably requested by Agent to effectuate the provisions and purposes of this Agreement.
7.4.    Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No Person other than the parties hereto, and in the case of Section 7.6 and Section 7.7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 7.6 and Section 7.7 are hereby expressly disclaimed.
7.5.    Survival of Representations, Warranties and Covenants. All representations, warranties, covenants, and releases of Loan Parties made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement and the Forbearance Period, and no investigation by Agent or any Lender, or any closing, will affect the representations and warranties or the right of Agent and Lenders to rely upon them.
7.6.    Release.
(a)In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its

Exhibit 10.1

successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives, and other representatives (Loan Parties and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally, and irrevocably releases, remises, and forever discharges Agent, each Lender, and each of their respective successors and assigns, and their respective present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives, and other representatives (Agent, Lenders, and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from any and all demands, actions, causes of action, suits, damages, and any and all other claims, counterclaims, defenses, rights of set‑off, demands, and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have, or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause, or thing whatsoever which arises at any time on or prior to the date of this Agreement for or on account of, in relation to, or in any way in connection with this Agreement, the Credit Agreement, any of the other Loan Documents, or any of the transactions hereunder or thereunder.
(b)Each Loan Party understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release.
(c)Each Loan Party agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute, and unconditional nature of the release set forth above.
7.7.    Covenant Not to Sue. Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Releasee on the basis of any Claim released, remised, and discharged by any Releasing Party pursuant to Section 7.6 above. If any Releasing Party violates the foregoing covenant, each Loan Party, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives, and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.
7.8.    Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Agreement.
7.9.    Reviewed by Attorneys. Each Loan Party represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement; (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as any Loan Party may wish; and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress, or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.
7.10.    Disgorgement. If Agent or any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest, or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest, or other consideration will be revived and continue as if such payment, interest, or other consideration had not been received by Agent or such Lender, and Loan Parties will be liable to, and will indemnify, defend, and hold Agent or such Lender harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this Section will survive repayment of the Obligations or any termination of the Credit Agreement or any other Loan Document.
7.11.    Tolling of Statute of Limitations. Each and every statute of limitations or other applicable law, rule, or regulation governing the time by which Agent must commence legal proceedings or otherwise take any action against any Loan Party with respect to any breach or default that exists on or prior to the expiration or termination of the Forbearance Period and arises under or in respect of the Credit Agreement or any other Loan Document shall be tolled during the Forbearance Period. Each Loan Party agrees, to the fullest extent permitted by law, not to include such period of time as a defense (whether equitable or legal) to any legal proceeding or other action by Agent in the exercise of its rights or remedies referred to in the immediately preceding sentence.

Exhibit 10.1

7.12.    Relationship. Each Loan Party agrees that the relationship between it, on one hand, and Agent and Lenders, on the other hand, is that of creditor and debtor and not that of partners or joint venturers. This Agreement does not constitute a partnership agreement or any other association among the parties. Each Loan Party acknowledges that Agent and each Lender has acted at all times only as a creditor to it within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or any Lender attempted to exercise any control over it or its business or affairs. Each Loan Party further acknowledges that Agent and each Lender has not taken or failed to take any action under or in connection with its respective rights under the Credit Agreement or any of the other Loan Documents that in any way, or to any extent, has interfered with or adversely affected its ownership of Collateral.
7.13.    No Effect on Rights Under Subordination and Intercreditor Agreements. Agent's and Lenders' agreement to forbear pursuant to Section 3.2 of this Agreement shall not extend to any of their respective rights or remedies under any subordination, intercreditor, or similar agreement to which Agent or any Lender is party, it being understood that the Existing Defaults shall at all times constitute Events of Default for purposes of any and all such agreements notwithstanding such agreement to forbear in Section 3.2 of this Agreement, and Agent and Lenders shall at all times be permitted to enforce all rights and remedies in respect thereof (including, without limitation, blocking payments to any holders of subordinated obligations in accordance with the terms of such agreements).
7.14.    Governing Law: Consent to Jurisdiction and Venue. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE CREDIT AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, THIS AGREEMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH LOAN PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN IT AND AGENT OR ANY LENDER PERTAINING TO THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT WILL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH LOAN PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH LOAN PARTY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE WILL BE DEEMED COMPLETED UPON THE EARLIER OF ITS ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER THE SAME HAS BEEN POSTED.
7.15.    Mutual Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT OR ANY LENDER AND ANY LOAN PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.
7.16.    Counterparts. This Agreement may be executed and delivered via facsimile or email (in .pdf format) transmission with the same force and effect as if an original were executed, and may be executed in any number of counterparts, but all of such counterparts will together constitute but one and the same agreement.
[Signature Pages Follow]

Exhibit 10.1

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

ESSEX CRANE RENTAL CORP.,
As Borrower

By:	/s/ Kory Glen
Name:	Kory Glen
Title:	Chief Financial Officer

ESSEX HOLDINGS, LLC,
As Guarantor and a Loan Party

By:	/s/ Kory Glen
Name:	Kory Glen
Title:	Chief Financial Officer

WELLS FARGO CAPITAL FINANCE, LLC,
As Agent and Lender

By:	/s/ Laura Nickas
Name:	Laura Nickas
Title:	Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION,
As a Lender

By:	/s/ James Simpson
Name:	James Simpson
Title:	Vice President

ALOSTAR BANK OF COMMERCE,
As a Lender

By:	/s/ Daryn Veney
Name:	Daryn Veney
Title:	Vice President

KAYNE SENIOR CREDIT FUND (QP), L.P.,
As a Lender

By:	/s/ Albert M. Ricchio
Name:	Albert M. Ricchio
Title:	Managing Partner

Exhibit 10.1

KAYNE SENIOR CREDIT FUND, L.P.,
As a Lender

By:	/s/ Albert M. Ricchio
Name:	Albert M. Ricchio
Title:	Managing Partner

1492 CAPITAL, LLC,
As a Lender

By:	/s/ Thomas A. Shanklin
Name:	Thomas A. Shanklin
Title:	Authorized Signatory

MEDLEY CAPITAL CORPORATION,
As a Lender

By:	/s/ Richard T. Allorto
Name:	Richard T. Allorto
Title:	Chief Financial Officer